                                                                   EXHIBIT 10.23

                                                                    CONFIDENTIAL
                                                                    ------------


                               January 15, 1997


American General Hospitality Operating Partnership, L.P.
3860 W. Northwest Highway
Dallas, Texas 75220
Attn:  Mr. Kenneth E. Barr

American General Hospitality Corporation
3860 W. Northwest Highway
Dallas, Texas 75220
Attn:  Mr. Kenneth E. Barr


      Re: Credit Agreement dated as of July 31, 1996 by and between American General Hospitality Operating Partnership, L.P. ("Borrower"), Societe Generale, Southwest Agency, as Structuring Agent, Bank One, Texas, N.A., as Administrative Agent, and the banks named therein (the "Banks"), as amended by First Amendment to Credit Agreement dated as of October 18, 1996 by and among such parties (the Credit Agreement as so amended being referred to herein as the "Credit Agreement"). The Administration Agent and the Structuring Agent are hereinafter referred to as the "Agents".

Ladies and Gentlemen:

Reference is made to the Credit Agreement. All terms used, but not defined in this letter (this "Commitment Letter"), shall have the meaning given to them in the Credit Agreement.

Societe Generale, Southwest Agency ("SocGen") and Bank One, Texas, N.A. ("BOT") (SocGen and BOT are hereinafter collectively referred to as the "Arrangers") are pleased to advise you that each such institution is willing, subject to the terms and conditions contained in this Commitment Letter, in the letter executed contemporaneously with this Commitment Letter between yourselves and the Arrangers related to certain fees earned or to be earned by the Arrangers in connection with the transactions contemplated by this Commitment Letter (the "Fee Letter") and in the attached letter from Thomas K. Day with SocGen to Mr. Kenneth Barr with the Borrower (the "Term Sheet"), to each commit to increase their respective Commitments under the Credit Agreement by $25,000,000 for an aggregate increase of the Commitments of the Banks under the Credit Agreement from the current $100,000,000 Commitment level to $150,000,000 (such increase shall be referred to herein as the "Facility Modification"). The Facility Modification will be used for the purposes

American General Hospitality Operating Partnership, L.P.
January 15, 1997
Page 2


provided in the Credit Agreement and to pay related fees and expenses of Borrower and American General Hospitality Corporation ("Company").

In consideration for agreeing to provide the additional Commitments needed for the Facility Modification, Borrower and Company jointly and severally agree to pay to the Arrangers the fees set forth in the Fee Letter.

The Term Sheet attached hereto and incorporated herein by this reference, sets forth certain terms and conditions which will govern the Facility Modification. This Commitment Letter and the Term Sheet are not meant to be and shall not be construed as an attempt to define all of the terms and conditions of the Facility Modification which shall be set forth in the definitive financing agreements. The date a definitive amendment to the Credit Agreement evidencing the Facility Modification is executed by the parties thereto shall be referred to herein as the "Modification Date".

As provided in the Term Sheet, the Arrangers plan to syndicate all or a portion of the Commitments for the Facility Modification. To assist the Arrangers in their syndication effort, you agree to reasonably assist and cooperate with the Arrangers in their syndication efforts, including, but not limited to promptly preparing and providing upon their request all information reasonably deemed necessary by them to complete successfully the syndication of the Commitments for the Facility Modification, including but not limited to information and projections prepared by you or on your behalf relating to the transactions contemplated hereby. Subject to the provisions of the Credit Agreement requiring that the Arrangers retain a certain dollar amount of the Commitments under the Credit Agreement, the Arrangers reserve the right to allocate the Commitments offered by the Banks.

In addition to the conditions to funding or closing set forth in the Term Sheet, SocGen and BOTs' Commitment to provide financing hereunder is subject to, among other conditions, (i) the negotiation and execution of a definitive amendment to the Credit Agreement and the other Credit Documents, and other related documentation satisfactory to the Agents, (ii) there being no material adverse change in the reasonable opinion of the Agents in the financial condition, business, operations, properties or prospects of Borrower, Company and Borrower's subsidiaries from the date of the financial statements (the "Financial Statements") most recently provided prior to the date hereof, (iii) there being no Event of Default under the Credit Agreement which remains uncured, (iv) the consummation by Company of a secondary common stock offering pursuant to which at least $100,000,000 in gross proceeds are raised by Company and the net proceeds therefrom used to pay down existing Borrowings, (v) at the time of the proposed initial funding, no injunction or other restraining order shall have been issued or filed, or a hearing therefor be pending or noticed and
(vi) the payment to the Arrangers of the fees set forth in the Fee Letter.

American General Hospitality Operating Partnership, L.P.
January 15, 1997
Page 3



Whether or not the transactions contemplated hereby are consummated, Borrower and Company jointly and severally hereby agrees to indemnify and hold harmless each of the Arrangers and the Agents, and their respective directors, officers, employees and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from or in any way relate to this Commitment Letter, or the providing or syndication of the Facility Modification, and to reimburse each indemnified person, upon its demand, for any legal or other expenses incurred in connection with investigation, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any indemnified person to the extent incurred by reason of the gross negligence or willful misconduct of such person. Neither the Arrangers nor the Agents, nor any of their affiliates, shall be responsible or liable to Borrower, Company or any other person for any consequential damages which may be alleged. The obligations contained in this paragraph will survive the closing of the Facility Modification.

In addition, the Borrower and Company jointly and severally hereby agree to reimburse the Arrangers and the Agents from time to time upon demand for the reasonable out-of-pocket costs and expenses of Bracewell & Patterson, L.L.P., special counsel to SocGen and the Agents, and the reasonable out-of-pocket costs and expenses of Donohoe, Jameson & Carroll, P.C., special counsel to BOT, in connection with the Facility Modification, regardless of whether the Modification Date ever occurs.

The terms contained in this Commitment Letter and the Term Sheet are confidential and, except for disclosure to your Board of Directors, officers and employees, professional advisors retained by you in connection with this transaction, or as may be required by law, may not be disclosed in whole or in part to any other person or entity without our prior written consent, except that, following your acceptance hereof, you may make public disclosure of this Commitment Letter (but not the Fee Letter) and may file a copy of this Commitment Letter and the Term Sheet (but not the Fee Letter) in any public record in which it is required to be filed, based upon the advice of your counsel.

Termination. This offer will terminate on January 20, 1997 unless on or before that date you sign and return an enclosed counterpart of this Commitment Letter, and it will expire on February 28, 1997 (the "Termination Date") if the Modification Date has not occurred on or before that date. Furthermore, the Arrangers may terminate this Commitment Letter and their obligations hereunder to provide the Facility Modification if prior to the closing of the transactions contemplated hereby (a) Borrower or Company shall fail or refuse to comply in a timely manner with any of the terms or conditions set forth herein, (b) any material adverse change since the date of this Commitment Letter shall occur with respect to any of the business, assets, condition (financial or otherwise) or operations of Borrower or

American General Hospitality Operating Partnership, L.P.
January 15, 1997
Page 4


Company at any time prior to the closing of the transactions contemplated hereby, (c) any Event of Default under the Credit Agreement shall remain uncured, (d) Borrower or Company shall be insolvent or involved as debtor in any arrangement, bankruptcy, reorganization or insolvency proceeding, or (e) the Arrangers determine based on the advice of independent counsel that the funding of the Facility Modification or performance of Borrower's or Company's duties or obligations under this Commitment Letter (including the Term Sheet) or the documents evidencing or securing the Facility Modification would violate, or be prohibited by, applicable Federal, State or local law, including usury limitations, or any applicable rule, order, statute, judgment or decree of any legislative body, board, court, tribunal, commission, or governmental authority or agency having jurisdiction over the Arrangers. The Arrangers may terminate this Commitment Letter and the obligations of the Arrangers hereunder to provide the Facility Modification if, (i) in the reasonable opinion of the Arrangers, any information or documentation submitted to the Arrangers proves to be inaccurate, incomplete or misleading in any material respect, (ii) Borrower or Company withholds any information which, in the reasonable opinion of the Arrangers, is material to the decisions of the Arrangers to provide the Facility Modification to Borrower, (iii) any of the fees or expenses required to be paid by Borrower hereunder, under the Fee Letter or under the Credit Agreement are not paid when due, or (iv) the ability of the Arrangers to conduct due diligence in a manner satisfactory to the Arrangers is, in the reasonable opinion of the Arrangers, hampered in any material respect. Notwithstanding any termination of this Commitment Letter, the compensation, reimbursement and indemnification provisions hereof shall survive any termination hereof.

The Commitment Letter, the Fee Letter and the Term Sheet shall be governed by, and construed in accordance with, the internal laws of the State of Texas without reference to principles of conflict of law. ALL PARTIES TO THIS COMMITMENT LETTER AGREEMENT IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER AND THE TERM SHEET OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IN THE EVENT OF LITIGATION, THIS COMMITMENT LETTER MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Commitment Letter, the Fee Letter and the Term Sheet shall not be assignable by you without the prior written consent of the Arrangers and may not be amended or any provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto.

This Commitment Letter, the Fee Letter and the Term Sheet constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, representations or other arrangements, whether express or implied, written or oral, of the parties in connection therewith except to the extent expressly incorporated or specifically referred to herein or therein.

American General Hospitality Operating Partnership, L.P.
January 15, 1997
Page 5


If the foregoing is satisfactory to you, please indicate your agreement and acceptance below and return a copy of this Commitment Letter to us. Upon your delivery to us of a signed copy of this Commitment Letter and the Fee Letter, this Commitment Letter shall become a binding agreement under laws of the State of Texas as of the date so accepted. This Commitment Letter may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute but one Commitment Letter.

American General Hospitality Operating Partnership, L.P.
January 15, 1997
Page 6




                    Signature Page to the Commitment Letter

We are pleased to have this opportunity and look forward to working with you.

                                Very truly yours,

                                SOCIETE GENERALE, SOUTHWEST AGENCY



                                By: /s/ Thomas K. Day
                                   ------------------------------------------
                                    Thomas K. Day
                                    Vice President

                                BANK ONE, TEXAS, N.A.


                                By: /s/ Jeff Lindsey
                                   ------------------------------------------
                                    Jeff Lindsey
                                    Vice President


Accepted and Agreed to:

AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:    AGH GP, Inc., its general partner


       By:     /s/ Kenneth E. Barr
           --------------------------------------
       Name:   Kenneth E. Barr
            -------------------------------
       Title:  Executive Vice-President
             ------------------------------

AMERICAN GENERAL HOSPITALITY CORPORATION

By:     /s/ Kenneth E. Barr
   ---------------------------------
Name:   Kenneth E. Barr
     ---------------------------
Title:  Executive Vice-President
      --------------------------

                    [LOGO OF SOCIETE GENERALE APPEARS HERE]
                                                            TRAMMELL CROW CENTER
                                                                      SUITE 4900
                                                                2001 ROSS AVENUE
                                                             DALLAS, TEXAS 75201

                                                                    214 979 2777
                                                               FAX: 214 979 2727
U.S. REAL ESTATE GROUP

  Via Fax: 351-0568
  -----------------

  January 14, 1997

  Mr. Kenneth E. Barr
  Senior Vice President - Finance
  American General Hospitality, Inc.
  3860 W. Northwest Highway
  Dallas, Texas 75220

        RE:  Proposed $50 Million Increase to the Revolving Credit Facility

  Dear Ken:

  Summarized below are the proposed modifications to the American General Hospitality Operating Partnership, L.P. revolving credit facility:

  Facility Amount:             Increase from $100,000,000 to $150,000,000.

  Additional Indebtedness:     Subject to compliance with all other facility
                               terms and conditions, American General
                               Hospitality Corporation and/or its single-asset affiliates may incur up to $50 million in recourse and property-specific debt. Included in the $50 million are the existing mortgages on the Secaucus - Marriott and DFW South properties.
                               Except as set forth above, the Borrower may not incur additional indebtedness outside of the proposed $150 million facility.

  Other Terms/Conditions:      Modification of existing collateral documents,
                               title insurance, legal opinions, etc., and other matters customary for a modification of this type. All other terms and conditions will remain as they currently are under the existing credit facility.

Mr. Kenneth E. Barr
January 14, 1997

Costs & Expenses:      American General Hospitality Operating Partnership, L.P.
                       will be responsible for all costs associated with the facility increase including but not limited to syndication expenses and the legal expenses incurred by Societe Generale (Bracewell & Patterson) and Bank One
                       (Donohoe, Jameson & Carroll).

As done at the outset of the transaction, Societe Generale will lead the syndication efforts with assistance from Bank One. Societe Generale and Bank One intend to increase their respective commitment levels from $30 million to $55 million in order to assure a timely increase to $150 million. We will then syndicate our positions to a to-be-determined amount. Each of the existing syndicate banks have expressed interest in increasing their portion of the credit facility. Based upon the level of interest expressed by each of the syndicate banks, I anticipate that we will be adding one additional bank to the bank group.

Please be advised that the proposed modifications are being outlined solely for discussion purposes and are exclusively intended to communicate the general business terms and financing parameters being considered by Societe Generale and Bank One. Neither this outline nor the participation in discussions shall be construed as a commitment to modify the existing financing. Societe Generale and Bank One may terminate financing discussions at any time, in their sole discretion, without notice and liability of any kind.

Very truly yours,

/s/ Thomas K. Day

Thomas K. Day
Vice President

cc:  Mr. Jeff Lindsey (via fax: 290-2275)
     Mr. Dave Locascio (via fax: 713-221-1212)

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